Exhibit 99.1

GameSquare Holdings Reports 2026 First Quarter Results
with revenue up 95.0% year-over-year

Client wins have accelerated early in the second quarter supporting expected strength in second quarter and second half of 2026 sales

May 14, 2026, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced financial results for the three months ended March 31, 2026.

Justin Kenna, CEO of GameSquare stated, “GameSquare is off to a solid start in 2026, delivering first quarter results that were in line with our expectations during what is typically the seasonally slowest period of the year. Our performance reflects the increasing contribution of the integrated platform we have built, the expanding benefits of recent acquisitions, and the investments we are making in our go-to-market strategy. Importantly, recent sales activity reinforces the value of our solutions and our ability to connect brands, creators, and audiences across the global creator economy.”

Kenna continued, “We continue to evaluate opportunistic share repurchases, strategic M&A, and investments that can strengthen our platform, expand our creator ecosystem, and drive profitable growth. The recent additions of Justin Miclat and the popular creator “Steak” further enhance our ability to identify, recruit, monetize, and deploy influential creator talent with highly engaged audiences and meaningful brand appeal. These additions deepen our creator network, expand the commercial opportunities we can bring to brand partners, and reinforce the value of our integrated platform. One example has been our growing relationship with Capcom, where we supported the launch of their Resident Evil™ Requiem title in the first quarter of 2026 that became Capcom’s most successful launch in the franchise to date. Another recent example is Hungryboy Hot Sauce, the viral hot-sauce brand from YouTube collective The Boys, which launched in November 2025 across H-E-B grocery stores and has since expanded to Spencer’s and nearly 300 World Market stores. This success highlights our ability to convert creator influence into scalable consumer products, retail distribution, and incremental monetization opportunities. We expect to add additional commercially relevant creators to our platform during the second quarter, further expanding a talent ecosystem built to drive brand partnerships, consumer products, content, and experiential revenue.”

“Sales momentum has accelerated early in the second quarter, supported by expanded programs with several of the top video game publishers, recent creator additions, and growing opportunities across all aspects of our business. These wins leverage GameSquare’s full platform, including talent, creative, media, data, and experiential production, and provide increased visibility into our expected second quarter performance and second half growth. Based on current expectations, recent creator additions, and the Company’s current operating plan, we are reaffirming our full year 2026 guidance of $85 million to $90 million in proforma revenue and more than $5 million of adjusted EBITDA, subject to the risks and uncertainties described below,” Kenna concluded.

Reported results for the three months ended March 31, 2026, compared to March 31, 2025 (unaudited)

●	Revenue of $14.5 million, compared to $7.4 million
●	Gross profit of $5.6 million, compared to $3.2 million
●	Gross margin of 38.4%, compared to 42.5%
●	Net loss from continuing operations of $17.6 million (see following bullet), compared to $3.8 million.
●	The $17.6 million net loss in the first quarter of 2026 included a $14.6 million change in fair value loss on digital assets and $1.1 million of one-time transaction costs related to the TubeBuddy acquisition
●	Adjusted EBITDA loss of $1.1 million, compared to an adjusted EBITDA loss of $2.6 million
●	Adjusted EBITDA was -7.6% of revenue, versus -34.7% of revenue

Proforma* results for the three months ended March 31, 2026 (unaudited)

●	Revenue of $15.8 million
●	Gross profit of $6.8 million
●	Gross margin of 43.1%
●	Adjusted EBITDA loss of $0.7 million, or -4.2% of proforma revenue

* Proforma financial results include TubeBuddy for the 2026 first quarter. All quarterly financial information and proforma is unaudited.

Stock Repurchases

During the first quarter, GameSquare repurchased 2.07 million shares of its common stock for $0.75 million, representing an average price of approximately $0.36 per share.

As of May 13, 2026, GameSquare has repurchased 7.35 million shares of its common stock for $3.6 million, representing an average price of approximately $0.47 since the Company’s repurchase program started in October 2025. The Company has approximately $11.4 million remaining under its current authorization.

Strategic Talent Additions

On May 14, 2026, GameSquare announced the appointment of Justin Miclat as Chief Growth Officer of its wholly owned subsidiary Click and the addition of several major creators to Click’s roster, including Steak, the second-largest Roblox creator, which further strengthens GameSquare’s position as a scaled platform at the center of the creator economy.

The newly added talent is expected to generate more than $5 million of incremental annualized revenue, while enhancing GameSquare’s ability to connect leading creators with global brands through its integrated platform spanning talent management, data analytics, creative services, and experiential activations. These additions add the following benefits to GameSquare’s platform:

●	Expands creator reach: Adds Steak and other top creators across gaming’s largest platforms.
●	Adds proven leadership: Justin Miclat brings a track record of scaling and monetizing leading digital talent.
●	Increases revenue visibility: Recently added talent is expected to generate over $5 million of incremental annualized revenue.
●	Deepens brand opportunities: Creates more inventory and audience reach for creator-led campaigns.
●	Supports scalable growth: Adds creator-driven revenue streams with attractive operating leverage.

TubeBuddy Acquisition

On February 20, 2026, GameSquare entered into an asset purchase agreement with BENlabs to acquire TubeBuddy, an AI-enabled software and workflow platform for creators and brands focused on optimizing YouTube channel performance and audience growth.

The addition of TubeBuddy enhances GameSquare’s technology stack, expands direct relationships with creators, and creates new opportunities for data-driven brand partnerships and monetization. With the addition of TubeBuddy, GameSquare’s platform includes:

●	An AI-enabled software platform with proven tools embedded into creator workflows

●	Anticipated increase to recurring software and subscription revenue
●	First-party creator and channel data capabilities
●	Powerful cross-platform brand and performance marketing solutions
●	Expands opportunities across GameSquare’s media, esports, and creator network

According to company estimates, TubeBuddy has helped more than 10 million creators on their YouTube journeys. Its technology is designed to help creators grow faster, increase per-video views, and drive stronger subscriber growth. TubeBuddy also serves major media companies and global publishers.

2026 Outlook

On a proforma basis, which takes into account the Company’s plans with the TubeBuddy business as if it was acquired on January 1, 2026, the Company is reiterating its previously announced annual financial guidance for fiscal year 2026. The Company’s annual guidance for 2026 includes:

●	Revenue of $85 million to $90 million
●	Gross margin of 35% to 40%
●	Adjusted EBITDA of over $5 million

Adjusted EBITDA guidance excludes items such as transaction costs, impairments, and other one-time expenses, and that a reconciliation is not provided due to forward-looking uncertainty and unreasonable efforts.

GameSquare’s Treasury Management Assets at March 31, 20261:

●	Ethereum (“ETH”) Assets: The Company held 15,502.70 ETH, 5,435.25 of which was in its onchain yield strategy with Dialectic.
●	Altcoin Assets: The Company had $1.6 million of altcoins on its balance sheet at March 31, 2026, in $Anime and $Rekt Coin.
●	Total Digital Asset Treasury Assets + Cash: The Company had $35.9 million in ETH, Altcoin investments, interests in the Dialectic onchain yield strategy and cash, or $0.37 per share as of March 31, 2026. Cash at March 31, 2026, was $2.4 million, with an additional $1.8 million in restricted cash.

1 Digital asset values are subject to significant volatility and are valued based on market prices as of the reporting date.

Use of Non-GAAP Financial Measures

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company’s reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. GameSquare’s management uses these Non-GAAP measures for internal budgeting and forecasting purposes and to evaluate GameSquare’s financial performance. GameSquare’s management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Management’s use of Non-GAAP Measures” that accompany this press release.

Conference Call Details

Justin Kenna, CEO, and Mike Munoz, CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: May 14, 2026

Time: 5:00 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=lSzKJbOc

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare (NASDAQ:GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities, the Company continuing to attract qualified personnel to support its development requirements, the continued development, acceptance and adoption of digital assets; the availability, security and functionality of digital asset custody solutions and related infrastructure, the liquidity and stability of digital asset markets, the Company’s ability to manage the significant price volatility associated with digital assets, and the ability of the Company and its service providers to maintain adequate cybersecurity protections and safeguard digital assets from theft, loss or unauthorized access. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Consolidated Balance Sheets

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Cash	$2,357,661	$4,604,781
Restricted cash	1,837,998	1,769,552
Accounts receivable, net	10,692,528	8,733,159
Digital assets	22,836,912	5,987,720
Government remittances	317,364	343,488
Prepaid expenses and other current assets	798,193	771,902
Total current assets	38,840,656	22,210,602
Investments	137,023	383,503
Investment in ETH fund	10,680,541	41,374,063
Promissory note receivable, non-current	549,000	549,000
Property and equipment, net	113,073	114,054
Goodwill	8,619,295	5,912,230
Intangible assets, definite lived, net	7,980,779	5,414,452
Intangible assets, indefinite lived	-	1,945,962
Right-of-use assets	1,294,152	1,398,515
Total assets	$68,214,519	$79,302,381
Liabilities, Mezzanine Equity and Shareholders’ Equity
Accounts payable	$20,625,627	$21,929,984
Accrued expenses and other current liabilities	7,012,480	6,788,876
Players liability account	47,535	47,535
Deferred revenue	5,770,860	3,952,295
Current portion of operating lease liability	449,749	441,485
Promissory notes payable, current	9,500,000	2,000,000
Warrant liability	967,429	1,626,832
Deferred purchase consideration	66,399	3,996,548
Arbitration reserve	65,249	93,041
Total current liabilities	44,505,328	40,876,596
Contingent purchase consideration, non-current	2,353,517	807,000
Deferred tax liability	810,704	810,704
Operating lease liability	1,041,033	1,154,341
Total liabilities	48,710,582	43,648,641
Commitments and contingencies (Note 17)
Series A-2 redeemable convertible preferred stock ($0.0001 par value, 50,000,000 authorized, 5,000,000 and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	1,769,744	-
Total Mezzanine equity	1,769,744	-
Series A-1 convertible preferred stock ($0.0001 par value, 50,000,000 authorized, 3,433 shares issued and outstanding as of March 31, 2026 and December 31, 2025)	3,924,296	3,924,296
Common stock ($0.0001 par value, 100,000,000 shares authorized, 95,761,215 and 98,066,751 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	9,577	9,807
Additional paid-in capital	194,335,860	195,158,882
Treasury stock	-	(580,715)
Accumulated other comprehensive loss	(559,029)	(586,991)
Non-controlling interest	-	-
Accumulated deficit	(179,976,511)	(162,271,539)
Total shareholders’ equity	17,734,193	35,653,740
Total liabilities, mezzanine equity and shareholders’ equity	$68,214,519	$79,302,381

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Quarterly information unaudited)

	Three months ended March 31,
	2026	2025
Revenue	$14,503,721	$7,439,124
Cost of revenue	8,931,440	4,281,199
Gross profit	5,572,281	3,157,925
Operating expenses:
General and administrative	4,439,647	3,707,625
Selling and marketing	2,143,014	1,335,761
Research and development	610,802	654,053
Depreciation and amortization	430,250	204,131
Contract exit costs	150,855	617,213
Other operating expenses	1,171,697	745,377
Total operating expenses	8,946,265	7,264,160
Loss from continuing operations	(3,373,984)	(4,106,235)
Other income (expense), net:
Interest income (expense)	(329,101)	26,586
Change in fair value of convertible debt carried at fair value	-	333,477
Change in fair value of warrant liability	659,383	5,347
Arbitration settlement reserve	27,792	55,583
Realized and change in unrealized gain (loss) on digital assets and investment in ETH fund	(14,592,149)	-
Other income (expense), net	(2,593)	(73,464)
Total other income (expense), net	(14,236,668)	347,529
Loss from continuing operations before income taxes	(17,610,652)	(3,758,706)
Income tax expense	-	-
Net income (loss) from continuing operations	(17,610,652)	(3,758,706)
Net income (loss) from discontinued operations	(94,320)	(3,415,030)
Net loss	(17,704,972)	(7,173,736)
Net loss attributable to non-controlling interest	-	2,018,132
Net loss attributable to GameSquare Holdings, Inc.	$(17,704,972)	$(5,155,604)

Comprehensive loss, net of tax:
Net loss	$(17,704,972)	$(7,173,736)
Change in foreign currency translation adjustment	27,962	162,526
Comprehensive loss	(17,677,010)	(7,011,210)
Comprehensive loss attributable to non-controlling interest	-	2,018,132
Comprehensive loss	$(17,677,010)	$(4,993,078)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(0.18)	$(0.10)
From discontinued operations	(0.00)	(0.04)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.18)	$(0.14)
Weighted average common shares outstanding - basic and diluted	97,334,103	36,719,712

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) contract exit costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under U.S. GAAP is set out below. (Unaudited)

	Three months ended March 31,
	2026	2025
Net loss	$(17,704,972)	$(7,173,736)
Interest (income) expense, net	329,101	(26,586)
Income tax expense	-	-
Amortization and depreciation	430,250	204,131
Share-based payments	527,686	28,998
Realized and change in unrealized (gain) loss on digital assets and investment in ETH fund	14,592,149	-
Transaction costs	1,090,845	745,377
Arbitration settlement reserve	(27,792)	(55,583)
Contract exit costs	150,855	617,213
Change in fair value of contingent purchase consideration	80,852	-
Change in fair value of warrant liability	(659,383)	(5,347)
Change in fair value of convertible debt carried at fair value	-	(333,477)
Loss (gain) on disposition of subsidiary	-	298,382
Loss from discontinued operations	94,320	3,116,648
Adjusted EBITDA	$(1,096,089)	$(2,583,980)